UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

As previously disclosed by Warner Music Group Corp. (the “Company”), APPAC, a minority shareholder group of Vivendi, initiated an inquiry in the Paris Court of Appeal into various issues relating to Vivendi, including Vivendi’s financial disclosures, the appropriateness of executive compensation, and trading in Vivendi stock by certain individuals previously associated with Vivendi. The inquiry encompassed certain trading by Mr. Bronfman in Vivendi stock. Several individuals, including Edgar Bronfman, Jr. (the former Vice Chairman of Vivendi and currently the CEO of the Company) and the former CEO, CFO and COO of Vivendi, had been given the status of “mis en examen” in connection with the inquiry. Although there is no equivalent to “mis en examen” in the U.S. system of jurisprudence, it is a preliminary stage of proceedings that does not entail any filing of charges.

In January 2009, the Paris public prosecutor formally recommended that no charges be filed and that Mr. Bronfman not be referred for trial. On October 22, 2009, the investigating magistrate rejected the prosecutor’s recommendation and released an order referring for trial Mr. Bronfman and six other individuals, including the former CEO, CFO and COO of Vivendi. While the inquiry encompassed various issues, Mr. Bronfman has been referred for trial solely with respect to certain trading in Vivendi stock. The outcome of any subsequent proceedings with respect to Mr. Bronfman is uncertain at this time. Mr. Bronfman believes that his trading in Vivendi stock was at all times proper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: October 22, 2009	By:	/s/ PAUL ROBINSON
Paul Robinson
EVP and General Counsel

WMG Acquisition Corp.

Date: October 22, 2009	By:	/s/ PAUL ROBINSON
Paul Robinson
EVP and General Counsel

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